As filed with the Securities and Exchange Commission on November 7, 2006
Registration No. 333-132876

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
HCA INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	75-2497104 (I.R.S. Employee Identification Number)
One Park Plaza
Nashville, Tennessee 37203
615-344-9551
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

John M. Franck II
Vice President and Corporate Secretary
HCA Inc.
One Park Plaza
Nashville, Tennessee 37203
(615) 344-9551
(Name, Address, Including Zip Code, and Telephone Number
Including Area Code, of Agent For Service)

Copies to:
J. Page Davidson
Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, Tennessee 37238
(615) 742-6200

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement, as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to	Offering Price	Aggregate	Amount of
Securities to be Registered(1)	be Registered	per Security	Offering Price	Registration Fee
Debt Securities	(2)	(2)	(2)	(2)
Guarantees	(2)	(2)	(2)	(2)
Common Stock, $.01 par value	3,104,006 shares	$50.51(3)	$156,783,344(3)	$16,776(3)(4)
Preferred Stock, $.01 par value	(2)	(2)	(2)	(2)
Warrants	(2)	(2)	(2)	(2)
Total	3,104,006 shares	$50.51	$156,783,344	$16,776(4)

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices and as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee, except for $58,850 that has already been paid with respect to $500,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-121520 filed by HCA Inc. on December 22, 2004, and were not sold thereunder.

(3)	Determined in accordance with Rule 457(c) and Rule 457(r) under the Securities Act based on the average of the high and low prices of the New York Stock Exchange on November 1, 2006.

(4)	The fee has been satisfied by applying, pursuant to Rule 457(p) under the Securities Act, $16,776 of the $58,850 that has already been paid as discussed in footnote (2) above.

Explanatory Note

This Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-132876) is being filed by HCA Inc. for the purpose of (i) updating the Calculation of Registration Fee table pursuant to Rule 456 under the Securities Act, (ii) updating Part II, Item 14, Other Expenses of Issuance and Distribution, and (iii) filing additional exhibits to the Registration Statement. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses anticipated to be paid by us in connection with the distribution of the securities being registered by this registration statement. In addition to the costs and expenses described below, we may pay any selling commissions and brokerage fees and any applicable fees and disbursements with respect to securities registered by this registration statement that we may sell, but these fees cannot be predicted at this time.

SEC Filing Fee		$16,776
Accounting Fees and Expenses	$	**
Printing and Engraving Expenses	$	**
Blue Sky Fees and Expenses	$	**
Legal Fees and Expenses	$	**
Trustee Fees and Expenses	$	**
Rating Agency Fees	$	**
Stock Exchange Listing Fees	$	**
Miscellaneous	$	**

Total		$16,776(1)

(1)	Additional information regarding estimated expenses and issuance of each individual class of securities being registered will be provided by post-effective amendment at the time as such class is included in a prospectus supplement in accordance with Rule 430(B).

**	Estimated expenses are not presently known.

Item 16.  Exhibits.

The Exhibits to this registration statement are listed in the Index to Exhibits on page II-4.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on November 6, 2006.

HCA INC.

By:	/s/ David G. Anderson
David G. Anderson
Senior Vice President — Finance and Treasurer

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Jack O. Bovender, Jr.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 6, 2006

* Richard M. Bracken	President, Chief Operating Officer and Director	November 6, 2006

* /s/ R. Milton Johnson R. Milton Johnson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 6, 2006

* C. Michael Armstrong	Director	November 6, 2006

* Magdalena H. Averhoff, M.D.	Director	November 6, 2006

* Martin Feldstein	Director	November 6, 2006

* Thomas F. Frist, Jr. M.D.	Director	November 6, 2006

* Frederick W. Gluck	Director	November 6, 2006

* Glenda A. Hatchett	Director	November 6, 2006

* Charles O. Holliday, Jr.	Director	November 6, 2006

Signature		Title	Date

* T. Michael Long		Director	November 6, 2006

* John H. McArthur		Director	November 6, 2006

* Kent C. Nelson		Director	November 6, 2006

* Frank S. Royal, M.D.		Director	November 6, 2006

* Harold T. Shapiro		Director	November 6, 2006

*By:	/s/ R. Milton Johnson Name: R. Milton Johnson Title: Attorney-in-Fact

EXHIBIT INDEX

1.1	An Underwriting Agreement and Terms Agreement or forms thereof related to debt securities, common stock, preferred stock or warrants will be filed prior to or in connection with any offering of such securities as an amendment hereto or as an exhibit to a Current Report of the Registrant on Form 8-K, and incorporated by reference herein.

4.1	Indenture dated as of December 16, 1993 between the Company and The First National Bank of Chicago, as Trustee (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (File No. 333-87588) dated May 3, 2002, and incorporated herein by reference).

4.2	First Supplemental Indenture dated as of May 25, 2000 between the Company and Bank One Trust Company, N.A., as Trustee (filed as Exhibit 4.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, and incorporated herein by reference).

4.3	Second Supplemental Indenture dated as of July 1, 2001 between the Company and Bank One Trust Company, N.A., as Trustee (filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, and incorporated herein by reference).

4.4	Third Supplemental Indenture dated as of December 5, 2001 between the Company and The Bank of New York, as Trustee (filed as Exhibit 4.5(d) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, and incorporated herein by reference).

4.5	The form of any Note with respect to each particular series of Notes issued hereunder, the form of Warrant, and the certificate of designation with respect to any preferred stock issued hereunder will be filed as an amendment hereto or as an exhibit to a Current Report of the Registrant on Form 8-K, and incorporated by reference herein.

4.6	Specimen Certificate for shares of Common Stock, par value $0.01 per share, of the Company (filed as Exhibit 3 to the Company’s Form 8-A/A, Amendment No. 2, dated March 11, 2004, and incorporated herein by reference).

4.7	Restated Certificate of Incorporation of the Company, as amended (filed as Exhibit 1 to the Company’s Form 8-A/A, Amendment No. 2 dated March 11, 2004, and incorporated herein by reference).

4.8	Second Amended and Restated Bylaws of the Company (filed as Exhibit 3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, and incorporated herein by reference).

4.9	Registration Rights Agreement, dated as of March 16, 1989, by and among HCA-Hospital Corporation of America and the persons listed on the signature pages thereto (filed as Exhibit (g)(24) to Amendment No. 3 to the Schedule 13E-3 filed by HCA-Hospital Corporation of America, Hospital Corporation of America and The HCA Profit Sharing Plan on March 22, 1989, and incorporated herein by reference).

4.10	Assignment and Assumption Agreement, dated as of February 10, 1994, between HCA-Hospital Corporation of America and the Company relating to the Registration Rights Agreement, as amended (filed as Exhibit 4.7 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and incorporated herein by reference).

4.11	Registration Rights Agreement, dated as of June 28, 2001, between the Company and Canadian Investments LLC, a Delaware limited liability Company (filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-3 (File No. 333-67040), and incorporated herein by reference).

4.12	Stock Option Pledge Agreement dated October 9, 1997.**

4.13	Stock Option Pledge Agreement dated February 25, 1999.**

5.1	Opinion of Bass, Berry & Sims PLC.*

12.1	Statement regarding computation of ratio of earnings to fixed charges (filed as Exhibit 12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and incorporated herein by reference).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Bass, Berry & Sims PLC appears in its opinion filed as Exhibit 5.1.

24.1	Powers of Attorney.*

25.1	Statement of Eligibility of Trustee on Form T-1 with respect to debt securities.*

*	Previously filed.

**	Filed herewith.